DISTRIBUTION & AGENCY
                            AGREEMENT



                     ENTERED INTO & BETWEEN:


                       FinnCo Manufacturing

                                &

                 21st Century Technologies, Inc.


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                              INDEX

1.    Parties
2.    Definitions

     Distribution Agreement

1.     Introduction
2.     Price and Payment
3.     Delivery, Title and Risk
4.     Representation and Warranty
5.     Term and Termination
6.     Product Tampering
7.     Applicable Law and Jurisdiction
8.     Whole Agreement
9.     Domicilium Et Executandi
10.    Schedule "A'


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                                           Distribution & Agency Agreement

                     MEMORANDUM OF AGREEMENT


Article 1   Parties
-------------------

1.1      The parties to this agreement are:

   1.1.1  21st Century Technologies, Inc.
         (hereinafter referred to as the "Distributor" and the "Principle")


   1.1.2  FinnCo Manufacturing
         (hereinafter referred to as the "Manufacturer")

Article 2 - Definitions
-----------------------

In this agreement and any appendixes thereto, unless inconsistent with or otherwise indicated by the context:

The "Distributor" means 21st Century Technologies, Inc, being a public company organized under the laws of The State of Nevada. Having its registered Office at 2513 East Loop 820 North, Fort Worth, TX, 78118, USA.

The "Manufacturer"    FinnCo Manufacturing being a private company with
limited liability, incorporated and registered under the laws of South Africa. Having its registered office at Unit 12, 94 Dunswart Road, Dunswart, South Africa.

The "Tire Sealant" Means a Mono-Ethylene Glycol & water based product, used to prevent punctures in tubed and tubeless tires, as produced by the manufacturer.

The "Area Of Distribution"    In relation to the distributor is:
                                 (I)    USA
                                 (II)   Canada
                                 (III)  Caribbean
                                 (IV)   India
                                 (V)    Mexico

The "Effective Date"  is October 15, 1999

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                                          Distribution & Agency Agreement

Article 3 - Introduction
------------------------

3.1 The manufacturer has developed a tire sealant/ repair gel, and has knowledge which may be beneficial to the distributor, in both sales & marketing of the above mentioned products.

3.2 The manufacturer has appointed the distributor as the exclusive distributor of the products for the territories listed in Article 2.

3.3 The manufacturer has agreed to manufacture the tire sealant/ repair gel in an unbranded form, which is to be distributed by the distributor under any brand name.


DISTRIBUTION AGREEMENT
----------------------

Article 4   Orders
-------------------

4.1 Subject to the terms of this agreement, the manufacturer agrees to sell to the distributor such quantities that the distributor may require for the sales and distribution of bottled product, bulk product and self-repairing bicycle inner tubes.

4.2 The distributor shall place an annual minimum order (as stipulated in Schedule A) with the manufacturer. These orders will be collected from the manufacturer's factory by the distributor's appointed shipping company. The order will be placed complete with payment as specified in Article 5.

4.3 The distributor agrees that it will offer the manufacturer the first right of supply for all its puncture repair requirements for the duration of this period. By right of supply, it is implied that the distributor will invite the manufacturer to propose a solution to any of its new puncture repair requirements, and, if the solution is effective, the distributor and manufacturer will in good faith enter into negotiations for the supply of the product in question. The distributor agrees that it will not, during a reasonable time period, while the manufacturer is investigating the distributors requirements, and while supply negotiations are in progress, seek to source, supply from a third party manufacturer.


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                                          Distribution &Agency Agreement


Article 5- Prices and Payment
------------------------------

5.1 The agreed purchase price per item is detailed in Schedule "A". The initial purchase price referred to in article 5.1 is the product price, which will be maintained for 12 (TWELVE) months from the date of this agreement. The manufacturer will inform the distributor of any price revisions 3 (THREE) months prior to the end of this 12 month period and 3 (THREE) months prior to each calendar year thereafter.

If any unrealistic price increase makes it economically unfeasible for the Distributor to continue, this agreement will be terminated.

5.2 Invoice payment is made as per our standard trading terms: 50 (FIFTY) percent of total invoice amount is payable upon order, the remaining fifty percent is payable upon presentation of the "Shipped On Board" documentation. Upon receipt of cleared funds, the original "Shipped On Board" documentation will be "FEDEXED" to the Fort Worth offices.

Article 6 - Delivery, Title and Risk
------------------------------------

6.1   Deliveries of the product are made Ex-Works Dunswart, South Africa.

6.2 Title and ownership shall pass to the distributor upon receipt of full payment.

6.3 Physical product risk shall pass to the distributor upon collection of the products at the manufacturer's factory by the appointed shipping company.

Article 7 - Representation and Warranty
---------------------------------------

7.1 The manufacturer represents and warrants that it shall have full title and ownership of all products prior to the sale and delivery of said products to the distributor, and that the products shall comply to all predetermined product specifications.

7.2 The manufacturer guarantees that the product will be produced in compliance of the relevant standards at all times.

7.3 In the event that a product fails to meet with the product specifications, the manufacturer will, at its option, either replace the defective product with product that meets specifications or refund the invoiced price to the distributor. Product liability to the distributor for any fault or negligence proven shall in no event exceed the invoice amount of the delivered product plus 50% of the shipping cost to replace the defective product.

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                                          Distribution & Agency Agreement

Article 8 Term and Termination.
-------------------------------

8.1 This agreement shall become effective upon the signatory date. This agreement shall have an initial period of 10 (TEN) years. At least six months, before the initial period expires, the parties shall negotiate in good faith the terms and conditions for an extension to this agreement. During this negotiation both parties are under the obligation to propose reasonable terms and conditions with the intent to extend this agreement.

8.2 This agreement may not be unilaterally terminated before the expiration of its, term, whether initial or extended, except in the event of a material breach of agreement, which is not rectified within thirty days of the receipt of written notice thereof from the non-defaulting party.

8.3 The distributor shall be entitled to terminate this agreement without payments or compensation being due, but with a notice period of six months, should one of the following events occur:
          (i)  The distributor is liquidated
          (ii) The manufacturer is liquidated.

8.4 The manufacturer shall be entitled to terminate this agreement without payments or compensation being due, but with a notice period of six months, should one of the following events occur
          (i) The distributor is liquidated
         (ii) The manufacturer is liquidated.

Article 9   Product Tampering
-----------------------------

9.1 The distributor shall sell and distribute the manufacturer's products as received and shall not alter, remove or add any chemicals or liquids to the product.

9.2 The distributor is not entitled to conduct any chemical research or laboratory testing of the manufacturer's products without written consent from the manufacturer.

Article 10   Applicable Law and Jurisdiction
---------------------------------------------

10.1 This agreement is construed and shall be interpreted in accordance with the laws of South Africa. All disputes arising in connection with this agreement, or further agreements arising therefrom, shall be finally settled in accordance with the Rules of the South African Arbitration Institute.

Article 11   Whole Agreement
----------------------------

11.1 This agreement embodies the entire undertaking of the parties. There are no promises, terms, conditions or obligations, oral or written, expressed or implied other than those contained herein.

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                                    Distribution & Agency Agreement

Article 12   DOMICILIUM CITANDI ET EXECUTANDI

     The parties hereto choose as domicilium citandi at executandi for all notices and the services of all processes the following addresses:

The Manufacturer     Unit 12, 94 Dunswart Road, Dunswart,
                     South Africa.

The Distributor      2513 East Loop 820 North, Fort Worth, TX,
                     76118, USA

Any notice of change of address must be given in writing by the party concerned and delivered by registered mail to the other party. Addresses in terms of this article must be physical addresses and not postal addresses. Ken Wilson, for and on behalf of 21st Century Technologies, Inc.



SIGNED at Dunswart, South Africa on the 15 day of October 1999.

Witnesses:

1.  /s/ signature illegible               /s/ Laurence Finn
    -------------------------            --------------------------

2. /s/ signature illegible                    Laurence Finn, for and on behalf
   ------------------------                   Of FinnCo Manufacturing

Singed at Boksburg, South Africa on the 17 day of October 1999

Witnesses:

1. /s/ David Gregor                          /s/ Ken Wilson
   --------------------------          -----------------------------
                                            Ken Wilson, for and on behalf
                                            of 21st Century Technologies, Inc.
2. /s/ signature illegible
  ---------------------------

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                                            Distribution & Agency Agreement


Schedule "A"
------------


1.     Pricing
       1.1 Bottles - non-branded - complete with a metal valve tool and filler pipe. Liquid blue in color. Price US1.04

       1.2 Inner tubes pre treated with sealant. Non-branded, packaged loose. Price US1.645

       1.3 Bulk product non-branded. Packaged in twenty-five liter drums. Price US1.70/ liter + US3.50 drum deposit

2.    Minimum Annual Order
       2.1 As per the July 1999 meeting and the letter dated Monday, July 12, 1999. The above mentioned pricing was offered subject to a minimum order of one twenty-foot container every three months.